Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES THAT THE AMERICAN STOCK EXCHANGE

HAS ACCEPTED ITS REVISED PLAN OF COMPLIANCE

Greenwich, CT – January 24, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that the American Stock Exchange (“AMEX”) has accepted the Company’s revised plan of compliance (the “Revised Plan”) and granted the Company an extension of time to regain compliance with AMEX’s continued listing standards by no later than March 1, 2005.

As previously announced on December 1, 2004, the Company received a notice from AMEX on November 24, 2004 advising that, because the Company failed to timely file its Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”), as required pursuant to Sections 134 and 1101 of the AMEX Company Guide (the “Company Guide”), and because the Company’s Audit Committee did not have the three independent members required pursuant to Section 121B(2) of the Company Guide, the Company was no longer in compliance with the continued listing standards of AMEX.  AMEX also noted that, pursuant to Section 1003(d) of the Company Guide, the Company’s failure to timely file the Third Quarter Form 10-Q was a material violation of the Company’s listing agreement with AMEX.

As previously announced, on December 9, 2004 AMEX granted the Company an extension until January 6, 2005 to add an independent director to the Company’s Audit Committee and to file the Third Quarter Form 10-Q.  As announced by the Company on December 28, 2004, Robert M. Williams, Sr. has been appointed to the Company’s Board and Audit Committee.

On January 5, 2005, the Company announced that, on January 3, 2005, it had notified AMEX that the Company’s Audit Committee was diligently pursuing its previously announced internal investigation into certain management conflict of interest, control and financial disclosure issues, including certain related-party transactions, involving its CompManagement, Inc. (“CMI”) subsidiary and entities in the industry owned by certain officers of CMI, but estimated that it needed until March 1, 2005 to complete the investigation and to file the Third Quarter Form 10-Q.

On January 6, 2005, the Company submitted to AMEX a revised plan of compliance related to the filing of the Third Quarter Form 10-Q by March 1, 2005.  On January 19, 2005, AMEX notified the Company that it has accepted the Revised Plan and granted the Company an extension of time to regain compliance with AMEX’s continued listing standards by no later than March 1, 2005.  The Company’s compliance with the Revised Plan will be subject to periodic review by AMEX during the extension period.  Failure to make progress consistent with the Revised Plan or to regain compliance with AMEX’s continued listing standards by no later than March 1, 2005 will likely result in AMEX initiating delisting proceedings.  In addition, the Company is required to immediately provide AMEX with written notice if the Company determines that it has not made significant progress regarding the filing of the Third Quarter Form 10-Q.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast and Southwest.

This filing contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in Ohio, California and the other states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the completion of the Audit Committee’s internal investigation, the Company’s ability to file its Third Quarter Form 10-Q, the Company’s ability to regain compliance with AMEX’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.